                                                                EXHIBIT 10.2 (q)


                                 TRUST AGREEMENT

         TRUST AGREEMENT (the "Trust"), dated September 8, 1988, by and between Universal Foods Corporation, a Wisconsin corporation (the "Company"), and Marshall & Ilsley Trust Company (the "Trustee").

         WHEREAS, the Company is obligated under the plans and agreements listed on Schedule A hereto, as the same may be amended from time to time (collectively the "Plans"), to make certain deferred and other payments to certain of the Company's present, future and former directors and executives (the "Executives"); and

         WHEREAS, the aforesaid obligations of the Company are not currently funded or otherwise secured; and

         WHEREAS, for purposes of assuring that payments are made in satisfaction of such obligations, the Company desires to establish a trust (the "Trust") and to deposit with the Trustee, subject only to the claims of the Company's existing or future general creditors, amounts of cash or marketable securities or any combination thereof sufficient to fund such payments;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE PLANS

         SECTION 1.01 Plans. The Company Plans subject to this Agreement consist of the plans and agreements listed on Schedule A hereto, as the same may be amended from time to time.

                                   ARTICLE II

                           TRUST AND THE TRUST CORPUS

         SECTION 2.01  Trust.

         (a) Contemporaneously with the execution of this Agreement, the Company is delivering to the Trustee to be held in trust hereunder the sum of One Thousand Dollars ($1,000). As soon as practicable after the date hereof, the Company shall deliver to the Trustee to be held in trust hereunder an amount in cash or marketable securities or any combination thereof which will be sufficient to fund the Company's obligations to pay to the Executives benefits due and payable to them under the Plans.

         (b) Contemporaneously with the later payment by the Company pursuant to
Section 2.01(a) hereof, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") indicating (i) the amounts payable in respect of each Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, and the time of commencement for, and the form of, payment of such amounts in respect of the Plans.

         (c) At each September 30, the Company shall recalculate the amount of assets which would be required to be delivered pursuant to Section 2.01(a) as of such anniversary date. If the amount so calculated exceeds the fair market value of the assets then held in Trust, the Company shall promptly (and in no event later than twenty-five (25) days from such anniversary date) pay to the Trustee
(i) an amount in cash or marketable securities (valued at their fair market value) or any combination thereof equal to such excess less (ii) the amount, if any, of interest and other income earned on the Trust Corpus and received by the Trustee during the year then ended at September 30. Contemporaneously with such payment, the Company shall deliver to the Trustee a modified Payment Schedule indicating the amounts payable in respect of each Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, and the time of commencement for, and the form of, payment of such amounts.

         (d) This Trust shall be irrevocable.

         (e) This Trust is intended to be a grantor trust within the meaning of
Section 671 of the Internal Revenue Code of 1986 and is to be construed accordingly.

         SECTION 2.02 Trust Corpus.

         (a) As used herein, the term "Trust Corpus" shall mean the amounts and assets delivered to the Trustee as described in Section 2.01(a) hereof plus all amounts and assets delivered thereafter pursuant to Section 2.01(c) hereof, in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash, cash equivalents and/or marketable securities only in accordance with this Section 2.02. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Plans) in any one or a combination of the following:

           (i)  cash equivalents; and

           (ii) such equity or fixed income securities as are permitted in accordance with the investment guidelines which are, or when adopted by the Company shall be, attached hereto as Schedule B, as the same may be modified at any time and from time to time by the Company provided, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

         (b) Except as hereinafter provided, all interest and other income earned on the investment of the Trust Corpus shall be the property of the Company and shall not constitute a part of the Trust Corpus. Within twenty (20) days after the end of each year ending September 30, the Trustee shall notify the Company of the amount of such interest and other income received by the Trustee during such year then ended. Such interest and other income received by the Trustee during each year ended September 30 shall be paid over to the Company by the Trustee within thirty (30) days after the end of each such year. The amount of such interest or other income so payable to the Company shall be reduced to the extent it offsets the excess otherwise required to be paid by the Company to the Trustee pursuant to Section 2.01(c) hereof, and only the remainder, if any, shall be paid to the Company.

         (c) All losses of income or principal in respect of, and expenses (including, as provided in Sections 5.01(f) and (g) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable to the Company pursuant to Section 2.02(b) hereof.

                                   ARTICLE III

                           RELEASE OF THE TRUST CORPUS

                     SECTION 3.01 Deliveries to Executives.

         (a) As soon as practicable following the execution of this Agreement, the Payment Schedule shall be delivered by the Company to each Executive. A modified Payment Schedule shall be delivered by the Company to each Executive at each time that a modified Payment Schedule is delivered by the Company to the Trustee under Section 2.01(c) hereof. Except as otherwise provided herein, the Trustee shall make payments to the Executives in accordance with the most recent Payment Schedule.

         (b) In the event that an Executive reasonably believes that the Payment Schedule, including any modified Payment Schedule, does not properly reflect the amount payable to such Executive or the timing or form of payment from the Trust Corpus in respect of any of the Plans in which he or she is a participant, such Executive shall be entitled to deliver to the Trustee written notice (the "Executive's Notice") setting forth the amount, timing or form of payment the Executive believes is proper under the relevant terms of the Plan or Plans. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days of the delivery to the Trustee. Unless the Trustee receives written objection from the Company within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment in accordance with the Executive's Notice.

In the event the Trustee receives written objection from the Company within such ten (10) business day period and in the event the Company and Executive cannot agree on the terms of the Payment Schedule, the dispute shall be resolved in accordance with Section 6.03 hereof.

         (c) In the event that the aggregate amount payable in any calendar month to the Executives entitled to payments during such month exceeds the Trust Corpus, the Trustee shall make a pro rata payment to each Executive entitled to a payment during such month based on the amount so payable to such Executive in proportion to the aggregate amount so payable to all such Executives.

         (d) The Trustee shall be permitted to withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld.

         (e) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of notice of such determination or of such opinion, pay to each Executive the portion of the Trust Corpus includible in such Executive's federal gross income.

         SECTION 3.02 Deliveries to Creditors of the Company. It is the intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in
Section 3.03 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 3.03 hereof, the Trustee shall make no further distributions of the Trust Corpus to any of the Executives but shall deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Company's general creditors. The Trustee shall resume distribution of the Trust Corpus to the Executives under the terms hereof, upon no less than thirty (30) days advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. The Trustee may rely on such evidence concerning the status or solvency of the Company as may be furnished to the Trustee as will give the Trustee a reasonable basis for making such determination.

         SECTION 3.03 Notification of Bankruptcy or Insolvency. The Company, through its Board of Directors and Chief Executive Officer, shall notify the Trustee promptly in writing of the Company's bankruptcy or insolvency. Prior to receipt of such notice, the Trustee shall have no duty to inquire whether or not the Company is bankrupt or insolvent. The Company shall be deemed to be bankrupt or insolvent:

         (i) upon the entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company under the Federal Bankruptcy Act, or appointing a receiver (or other similar official) of the Company, or ordering the winding up or liquidation of the affairs of the Company;

         (ii) upon the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition seeking reorganization or relief under the Federal Bankruptcy Act, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, trustee (or other similar official) of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts as they mature; or

         (iii) if the Company is unable to pay its debts as they mature.

                                   ARTICLE IV

                                     TRUSTEE
         SECTION 4.01  Trustee.

         (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Trust against the Trustee.

         (b) If all or any part of the Trust Corpus is at any time attached, garnished or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company (or any of its subsidiaries) or any Executive by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

         (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Section 2.01 hereof, and shall render to the Company, on or prior to each October 31 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the immediately preceding September 30 (and as of the date of such termination). Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a copy of such accounting and a record of any amounts delivered by the Company to the Trustee or paid by the Trustee with respect to such Executive.

         (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any Payment Schedule, modified Payment Schedule or notice delivered or given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Agreement.

         (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

         (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties.

         (g) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph (f) of this
Section 4.01 or this paragraph (g) shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the

Trustee to be held in the Trust an amount in cash or marketable securities (valued at their fair market value) or some combination thereof equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 4.01 or this paragraph (g). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this
Section 4.01 or this paragraph (g).


         SECTION 4.02 Powers.

         The Trustee shall have, in addition to any implied powers and duties which may be necessary to carry out the provisions of the Trust, and subject to the Company's express directions pursuant hereto, the following powers and duties:

         (a) To sell, exchange, hypothecate, convey and otherwise transfer any securities or other property held in the Trust, at public or private sale, for such prices and on such terms as the Trustee deems suitable, without the approval of any court and without any obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

         (b) To hold uninvested or to deposit in any bank or savings and loan association such sums of cash as it deems reasonable and in the best interests of the Trust;

         (c) To exercise any right, including the right to vote, personally or by general or special proxies or powers of attorney, appurtenant to any securities or other property held in the Trust;

         (d) To exercise or sell any conversion privileges, subscription rights or other rights or options and to make any payments incidental thereto;

         (e) To oppose, consent to, or otherwise participate in, any reorganization, recapitalization or other changes affecting securities held in the Trust, to delegate discretionary powers to the extent permitted by law, and to pay expenses, assessments or charges in connection therewith; to retain any securities or other property allotted to the Trust in connection with any such reorganization, recapitalization or other changes; and to generally exercise any of the powers of an owner with respect to any securities or other property held in the Trust;

         (f) To hold securities or other property in its name as Trustee or in the name of one or more nominees or in bearer form; provided, the Trust records shall at all times show that such securities or property are part of the Trust;

         (g) To make, execute, acknowledge and deliver any instruments that may be necessary or appropriate to carry out the powers herein granted;

         (h) To consult and employ suitable agents, enrolled actuaries, auditors, legal counsel or other advisers as deemed necessary to assist in the performance of the Trustee's duties, and to pay reasonable expenses and compensation in connection therewith;

         (i) To enforce, abstain from enforcing, settle, modify, compromise, submit to arbitration or abandon any rights, obligations, claims, debts or damages due or owing to or from the Trust; to commence, defend and represent the Trust in all suits and legal and administrative proceedings;

         (j) To accept and retain any securities or other property received or acquired by the Trust, whether or not such property would normally be purchased or would then be authorized as investments hereunder;

         (k) To collect and receive any money or property due to the Trust and to give full discharge and acquittance therefor;

         (1) To prepare such periodic written reports or other accountings as required hereunder, and to furnish the Company and the Executives with such information which either may require for tax or other purposes;

         (m) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan;

         (n) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity and to deposit or arrange for the deposit of any such securities with such a system;

         (o) To transfer assets of the Trust Corpus to a successor trustee as provided in Section 4.03;

         (p) To adopt uniform rules of procedure and regulations necessary for the proper and efficient administration of the Trust, provided such rules are not inconsistent with the terms hereof, and to enforce such rules and regulations; and

         (q) To do all acts, though not specifically named herein, which the Trustee deems advisable to carry out the purpose of this Trust.

         SECTION 4.03 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company and Executives to whom at least sixty-five percent (65%) of all amounts covered by the most recent Payment Schedule are payable shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company and such Executive(s) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of Wisconsin having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company and such Executive(s) may at any time substitute a new trustee by giving fifteen (15) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank or trust company which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of One Hundred Million Dollars ($100,000,000).

                                    ARTICLE V

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 5.01 Termination. This Trust shall be terminated upon the earlier of either of the following events: (i) the exhaustion of the Trust Corpus; or (ii) the final payment of all amounts payable to all of the Executives pursuant to all of the Plans. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Company.

         SECTION 5.02 Amendment and Waiver. This Trust may be amended only by an instrument in writing signed on behalf of the parties hereto, together with the written consent of Executives to whom at least sixty-five percent (65%) of all amounts covered by the most recent Payment Schedule are payable; provided that the Company, in any event, without the approval or consent of any Executive, may
(i) include or exclude any Plan or Executive hereunder pursuant to Section 7.05 hereof and (ii) revise the investment guidelines attached as Exhibit B; and provided further that this Trust may not be amended to make it revocable or to alter Section 5.01 hereof. The parties hereto, together with the consent of Executives to whom at least sixty-five percent (65%) of all amounts covered by the most recent Payment Schedule are payable, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive. Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not adversely affect the rights of the Executives hereunder. No such amendment or waiver relating to this Trust and adversely affecting the rights of a particular Executive hereunder shall be effective, unless such executive has agreed in writing to such amendment or waiver.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         SECTION 6.01 Further Assurances. The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

         SECTION 6.02 Certain Provisions Relating to This Trust.

         (a) This Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

         (b) This Trust shall be governed by and construed in accordance with the laws of the State of Wisconsin, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

         (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

         SECTION 6.03 Arbitration. Any dispute between the Executives and the Company or the Trustee as to the interpretation or application of the provisions of this Trust and the amount, timing or form of any payment hereunder shall be determined exclusively by binding arbitration in Milwaukee, Wisconsin in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 4.01(g) hereof.

         SECTION 6.04 Notices. Any notice, report demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:   Universal Foods Corporation
                     433 East Michigan Avenue
                     Milwaukee, Wisconsin 53202
                     Attention: Terrence M. O'Reilly
                                Vice President, Secretary
                                  and General Counsel

If to the Trustee:  Marshall & Ilsley Trust Company
                    770 North Water Street
                    Milwaukee, Wisconsin 53202
                    Attention: James L. Neubauer
                               Employee Benefits Trust Officer

If to an Executive, to the address of such Executive as listed next to his name on Schedule C hereto or such other address as the Executive may set forth in a written notice to the Company and the Trustee or, as to an Executive who is not included under the Plans as of the date hereof but is included thereafter, the address set forth in the notice to the Trustee adding such Executive as a beneficiary.

         A notice shall be deemed received upon the date of delivery if given personally, or, if given by mail, upon the receipt thereof.

         SECTION 6.05 Trust Beneficiaries. Each Executive is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. The Executives shall have no preferred claim on, or any beneficial ownership in, the Trust Corpus, and all rights created hereunder and the Plans shall be mere unsecured contractual rights of the Executives against the Company and the status of the Executives shall only be as general unsecured creditors. Benefits to the Executives hereunder may not be anticipated, assigned, transferred, pledged or otherwise conveyed. The Company may, in its sole discretion, at any time and from time to time, by means of a modified Payment Schedule accompanied by revised Schedules A and C, (i) provide for coverage hereunder of any other Company plan, agreement or executive and (ii) upon termination of any Plan or final payment of all amounts thereunder, exclude such Plan and the Executives who are participants therein from coverage hereunder.

         IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.


                        UNIVERSAL FOODS CORPORATION


                        By:  /s/ D.E. Wilde, Vice President
                             ------------------------------------

                        MARSHALL & ILSLEY TRUST COMPANY


                        By:  /s/ (Signature illegible on original)
                             ------------------------------------

                        By:  /s/ James L. Neubauer, Trust Officer
                             ------------------------------------

                          UNIVERSAL FOODS CORPORATION
                        TRUST AGREEMENT FOR RABBI TRUST C
                        ---------------------------------

                  Changes Upon Appointment of Successor Trustee

         WHEREAS, Marshall & Ilsley Trust Company has resigned as Trustee of Universal Foods Corporation Rabbi Trust C under Trust Agreement dated September 8, 1988; and

         WHEREAS, it has been determined to be in the best interests of the parties to Rabbi Trust C to have Firstar Bank, Milwaukee, N.A. assume the duties of Trustee for Rabbi Trust C as soon as practicable after the resignation of the prior trustee to assure that all benefits payable through the Trust shall continue without interruption.

         THEREFORE, it is hereby agreed by the parties to the Trust Agreement for Rabbi Trust C, pursuant to the next to last sentence of Section 5.02, Amendment and Waiver, of the Trust Agreement, that, effective
               --------------------
         February 1, 1998:

                  1. Firstar Bank, Milwaukee, N.A. shall be successor trustee to Marshall & Ilsley Trust Company.

                  2. The addresses for Notices to the Company and the Trustee provided in Section 6.04, Notices, shall be changed to reflect
                                            -------
                  the actual addresses of the parties from time to time, with any party providing other parties notice of any change pursuant to the procedure of Section 6.04.

         IN WITNESS WHEREOF, the parties have executed this Changes Upon Appointment of Successor Trustee as of the 1st day of February, 1998.

UNIVERSAL FOODS CORPORATION                 FIRSTAR BANK, MILWAUKEE, NA


By: /s/ Kenneth P. Manning                  BY: /s/ Richard A. Whittow
    ----------------------                      ----------------------
    Name: Kenneth P. Manning                    Name: Richard A. Whittow
          ------------------                          ------------------
    Title: Chairman, President and              Title: Vice President
           -----------------------                     ---------------
           Chief Executive Officer
           -----------------------